Exhibit 10.21

     This Employment Agreement, entered into as of July 1, 2000 by and between ACCIDENT PREVENTION PLUS, 1NC., a Nevada corporation (the "Company"), and JULIUS
J. VALENTE, JR. (the "Executive").

     In consideration of the following mutual covenants and agreements hereinafter set forth, the Company and Executive do hereby agree as follows:

     1. Employment - Position and Duties.

     (a) Employment. Commencing as of July 1, 2000, the Company hereby employs Executive as Chief Financial Officer on the terms and conditions set forth herein. Executive shall perform such duties and responsibilities as may from time to time be prescribed by the Board of directors of the Company, provided that such duties and responsibilities are consistent with executive's position which will include the overall direction of Comany and for the faithful discharge of such different or additional duties including, but not limited to, financial administrative and corporate functions as well as overseeing operations both domestically and internationally. Executive agrees to perform faithfuly and filigently the customary duties of said office to the best of Executive's ability.

     (b) Employment Period. The employment period (the"Employment Period") shall commence on July 1, 2000 and shall be for an initial term of one(1) year, and thereafter the Employment period shall be renewed and extended for a period of up to Five (5) consecutive One(1) year periods based on a majority vote of the Board of Directors unless earlier terminated by either party by giving not less than Three (3) months' notice prior to the end of said One(1) year period.

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     2. Compensation. In consideration of the services provided to the Company by Executive, the Company shall pay to Executive a monthly gross base salary ("Base Salary") of Ten Thousand dollars ($10,000.00), payable in accordance with the Company's customary payroll practices throughout the Employment Period, subject to Section 5 hereof. However, for the first Six (6) months of this Agreement, Executive agrees to defer this salary which will be accrued and paid on or before December 31, 2000.

     In further consideration of Executive entering into this Agreement, the Company shall grant to Executive 250,000 shares of common stock on the first day permitted by applicable SEC regulations.

     Both Executive and the Company agree that at the end of each employment year, Executive's base salary shall be increased by an amount determined by multiplying Executives original base salary by the numerator of the Consumer Price Index (CPI) as of January of each such year. An additional compensation will occur for meeting specific performance goals as outlined in "Attachment A".

     An annual cash bonus of One percent (1%) of the Net Profit of the Company as determined by the Board of Directors will be awarded to Executive. An Employee Stock Option Plan will also be granted to Executive for the purchase of Company stock warrants as outlined in "Attachment B".

     Executive will receive Twenty (20) paid working days for vacation over and above the legal holidays recognized by the United States Federal Government as non-working days for all employees and an additional Five (5) days for sick or personal leave. For every Five (5) years of employment, Executive will receive Five (5) additional working days for vacation. All days are non-accruable.


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     3. Benefits. During the Employment Period:


          (a) Fringe Benefits. If requested by the Executive, Executive shall at all times during the Employment Period be entitled to participate in the Company's disability, or health, medical or similar plans which are from time to time in effect and which the Company offers to its employees. All costs associated with individual medical insurance will be paid by the Company. The Company shall also provide Executive with corporate credit cards which shall only be used for Corporation purposes.

          (b) Travel and Entertainment. The Company shall reimburse Executive in accordance with the Company's normal practice for all reasonable and necessary expenses incurred by Executive in connection with the business of the Company including travel and entertainment expenses, upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company will require. Additionally, any single expense item in excess of Five Hundred Dollars ($500) shall be approved by the President of the Company.

          (c) Automobile. If requested by Executive, the Company shall reimburse Executive for up to Five Hundred Dollars ($500) per month for expenses incurred by Executive in connection with the purchase, lease and use of an automobile upon presentation by Executive of such supporting information as the Company will require. The Company shall reimburse Executive for all costs of insurance for such automobile upon presentation by Executive of such supporting information as the Company will require.


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     4. Unnauthorized Disclosure.
        -------------------------

          (a) Non-Competition. During the Employment Period and for a period of(i) five (5) years thereafter in the case of any termination of the Executive's employment other than a termination of such employment by the Company without Cause (as hereinafter defined) or (ii) two (2) years thereafter in the case of a termination of the Executive's employment by the Company without Cause (the "Restricted Period"), the Executive shall not, unless Executive receives the prior written consent of the Company, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual partnership, firm, corporation or other business organization or entity that, at such time, is engaged in any business which is engaged in or competes with the business of the Company.

          (b) No Interference. During the Restricted Period, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization., intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the relationship of the Company, with any person who is employed by the Company or any person or entity who is, or was within the then most recent Twenty Four
(24) month period, a customer or client of the Company.

          (c) Secrecy. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment with the Company, he may acquire confidential information and trade secrets concerning the operation of the Company, the use or disclosure of which could cause the Company substantial loss and damages


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which could be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in the performance of his obligations to the Company hereunder or with the prior written. consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn has learned by reason of his association with the Company, or any predccessors to its business, or use any such information to the detriment of the Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Company with respect to the Company's products, manufacturing processes, ficilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

          (d) Exclusive Property. The Executive confirms that all confidential information is the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company during the Employment Period and at all times thereafter. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into his possession concerning the business or affairs of the Company other than personal notes or correspondence of the Executive not containing proprietary information relating to such business or affairs.



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          (e) Inventions. Any invention, improvement or discovery, whether or not patentable, that related to past or present business of the Company (including research and evaluation),which the Executive may conceive or make, either alone or in conjunction with others (1) in the course of his employment or within Twenty-Four (24) months immediately thereafter, or (ii) which the Executive made prior to the effective date of his employment with the Company and which was contributed to the capital of the Company, shall be the sole and exclusive property of the Company. The Executive will disclose to the Company each such invention, improvement or discovery and will, whenever requested to do so by the Company, promptly execute any and all applications, assignments and other instruments which the Company shall deem necessary in order to apply for and obtain letters patent of the United States and/or foreign countries for said invention, improvement or discovery, and in order to assign and convey to the Company or its order the sole and exclusive right, title and interest in and to said invention, improvement or discovery.

          (f) Injunctive Relief. The Executive acknowledges that a breach of any of the covenants contained in this Section 4 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section
4. The Executive hereby agrees and consents that such injunctive relief may be


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sought ex parte in any state or federal court of record in the State of New
York, or in the state and county in which such violation may occur or in any other court having jurisdiction, at the election of the Company. The Executive agrees to and hereby does submit to in personal jurisdiction before each and every such court for that purpose.

     5. Termination.


          (a) Death. Executives employment hereunder shall terminate upon the death of Executive.

          (b) Incapacity. The Company may terminate Executive's employment hereunder upon Fifteen (15) days' prior notice by giving written Notice of Termination (as defined below) to Executive in the event of Executive's incapacity ("incapacity") due to physical or mental illness which prevents the proper performance of all or substantially all of Executive's duties set forth herein for a period of Sixty (60) consecutive days. Any question as to the existence or extent of the incapacity of Executive upon which the Company and Executive cannot agree shall be determined by a qualified independent physician selected by the Company and Executive or Executive's representative, as the case may be. The determination of such physician certified in writing to the Company and to Executive shall be final and conclusive for all purposes of this Agreement.

          (c) Cause. The Company may terminate Executive's employment contract hereunder for Cause by giving written Notice of Termination to Executive. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon Executive's (i) habitual drunkenness or willful failure to perform and discharge his material duties and responsibilities hereunder or any breach by Executive of any material provision



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of Section 4 hereof, or (ii) misconduct that is materially injurious to the
Company, or (iii) conviction of a felony or any crime involving moral turpitude, or (iv) the Executive's disregard of a direct order of the Board of Directors, the substance of which order is (x) a proper duty of the Executive pursuant to this Agreement, (y) permitted by law and (z) otherwise permitted by this Agreement, which disregard continues for a period of Ten (10) days.

          (d) Notice of Termination. Any termination by the Company pursuant to subsection (b) or (c) above shall be communicated by written Notice of Termination to Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relief upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination as determined by majority vote of the Board of Directors. A date of termination specified in such Notice of Termination shall not be dated earlier than the date such Notice is delivered or mailed to Executive.

          (e) Obligation to Pay.

               (i) If Executive's employment shall be terminated by reason of death, Executive's estate shall be paid by the Company all sums otherwise payable to Executive through the end of the month in which the Executive's death occurred. Thereafter the Company shall not have any further obligations under this Agreement.

               (ii) If the Executive's employment is terminated by reason of incapacity in accordance with Section 5(b) hereof; Executive or the person charged with legal responsibility for Executive's estate shall be paid by the Company all sums otherwise payable to Executive, when and as due, including any benefits accrued or accruable to Executive, through the date of termination


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specified in the Notice of Termination and the Company shall not have any further obligation to Executive under this Agreement. The Company will maintain a Disability insurance Policy on behalf of Executive.

               (iii) If Executive's employment shall be terminated for Cause, Executive shall be paid the Base Salary, any commission due to Executive and all benefits pursuant to Section 3 of this Agreement through the date of termination specified in the Notice of Termination and the Company shall not have any further obligations to Executive under this Agreement

          (f) Terinination Obligation.

               (i) Upon termination of this Agreement, Executive shall be deemed to have resigned from all offices and Board of Directors positions then held with the Company.

               (ii) All of Executive's obligations under Section 4 and 5 and all of the Company's rights and remedies with respect thereto shall survive termination of this Agreement.

               (iii) If the Executive leaves the Company with cause, the Company reserves the might to buy back up to 75% of Executive's stock. The value of this stock will be determined by the closing bid on the date of termination of Executive and will be paid over a five year period based on an interest bearing note provided to Executive. The finding of this "buyback" will be provided by an insurance policy or other means specifically established for this purpose

     6. Notices.


          For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be


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in writing and shall be periodically delivered in person or mailed by registered or certified mail or the reasonable substitute (e.g. Federal Express), postage pi-epaid, or sent by telecopy, addressed, in the case of the Company to:

                         The Company:

                         Accident Prevention Plus, Inc.
                         325 Wireless Boulevard
                         Hauppaug; New York 11778

                         Telephone No: (516) 390-0600
                         Telecopy No.: (516) 265-3351


and in the case of Executive, to the address set forth opposite Executives name on the signature page hereto; or to such other address as either party shall designate by giving written notice of such change to the other party.

     7. Waiver. Modification.

          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors and agreed to in writing signed by Executive and such officer as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


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     8. Validity.

          The invalidity or unenforeeability of any provision or provisions of this Agreemeni shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     9. Survival.

          The provisions of this Agreement shall not survive the termination ofExecutive's employment hereunder, except that the provisions of Section 4 hereof shall survive such termination and shall be binding upon Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, and except that the provisions of Section 5 hereof relating to payments and termination of Executive's employment hereunder shall survive such termination and shall be binding upon the Company and its successors and permitted assigns, and except that other provisions of this Agreement which specifically or impliedly contemplate their survival of the termination of this Agreement shall survive and be binding upon the parties, their representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and the Company and its successors and permitted assigns.

     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


     11. Entire Agreement. This agreement constitutes the full agreement and understanding of the parties hereto and all prior agreements or understandings are merged herein. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

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     12. Governing Law. This Agreement shall be interpreted under the laws of the State of New York.

     13. Non-Assignment. This Agreement, and the parties' rights, duties and obligations under this Agreement, are not transferable, delegable or assignable by a party hereto without the prior written consent of the other and any purported assignment shall be void.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written


                                         EXECUTIVE



                                         By  /s/  Julius J. Valente
                                             -----------------------------------

                                         Home Address:  24 Chimney C    Lane
                                                        ------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ACCIDENT PREVENTION PLUS, INC.

                                         By  /s/
                                             -----------------------------------

                                         Title: CEO

                                         Office Address: 325 Wire1ess Boulevard

                                         Hauppauge, New York 11788



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                                  ATTACHMENT A

                         PERFORMANCE GOALS COMPENSATION



a). One Percent (1%) of the Net Profit of the Company as determined by the Board of Directors

b). Specific performance goal compensation will be decided at a later date not to exceed a one year period from the signing of this Agreement.





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                                  ATTACHMENT B

                           EMPLOYEE STOCK OPTION PLAN



a). Executive Will have the right to purchase Warrants that represent Five Hundred Thousand (500,000) shares of Common Stock at One Dollar and Forty-Five Cents ($1.45) per share within Five (5) years of the signing of this Agreement.


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